UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 17, 2020

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SENSATA TECHNOLOGIES HOLDING PLC
(Exact name of Registrant as specified in its charter)

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England and Wales	001-34652	98-1386780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Interface House, Interface Business Park, Bincknoll Lane
Royal Wootton Bassett, Swindon SN4 8SY, United Kingdom
529 Pleasant Street
Attleboro, Massachusetts 02703, United States
(Address of Principal executive offices, including Zip Code)
+1(508) 236 3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary Shares - nominal value €0.01 per share	ST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 17, 2020, Martha Sullivan notified Sensata Technologies Holding plc (the “Company”) that she has decided to retire from her role as Chief Executive Officer (“CEO”) effective March 1, 2020 (the “Effective Date”). Following the Effective Date, Ms. Sullivan will continue to serve as a non-independent director on the Company’s Board of Directors (the “Board”) and remain an employee, serving as Executive Advisor.
The Board has appointed Jeffrey Cote to succeed Ms. Sullivan as CEO on the Effective Date. Mr. Cote, 53, who has held the position of President and Chief Operating Officer of the Company since January 2019, will continue to serve as President of the Company. Additional background information on Mr. Cote can be found on page 17 of the Company’s 2019 Definitive Proxy Statement, filed with the Securities and Exchange Commission on April 30, 2019, which is incorporated herein by reference. In connection with his appointment as President and Chief Executive Officer, the Compensation Committee of the Board (the “Compensation Committee”) approved Mr. Cote’s annual base salary at $930,000 and his annual incentive opportunity at 120% of his annual base salary. In addition, the Board has appointed Mr. Cote to serve as a non-independent director on the Board as of the Effective Date.
As the Executive Advisor, Ms. Sullivan will have such responsibilities usually vested with this position and will play a critical role in the CEO transition process, advising Mr. Cote on strategy, organizational matters and other topics. The Compensation Committee approved Ms. Sullivan’s annual base salary at $472,500 and amended her stock option awards granted in 2013 through 2018 to allow for continued exercisability until 60 days after her service as a director on the Board ends. Ms. Sullivan will remain an employee through April 2, 2021 and be eligible to participate in the benefit plans of all employees, but she will not be eligible to participate in the Company’s annual incentive program for the 2020 performance period. In addition, in connection with her expected continued service on the Board during this transition, the Compensation Committee has approved a one-time restricted stock unit with a value of $150,000 vesting on April 1, 2021.
A copy of the press release announcing Ms. Sullivan’s retirement and Mr. Cote’s appointment to CEO is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

99.1	Press release issued by Sensata Technologies Holding plc, dated January 23, 2020, announcing retirement of Martha Sullivan and appointment of Jeff Cote to CEO
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING PLC

/s/ Paul Vasington
Date: January 23, 2020	Name: Paul Vasington
Title: Executive Vice President and Chief Financial Officer

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